EXHIBIT 23.3

MOORE STEPHENS
ELLIS FOSTER LTD.
                  CHARTERED ACCOUNTANTS

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

•	Form S-8 filed with the Commission on July 16, 2008, File Number 333-152350 regarding 1,500,000 shares of common stock;

•	Form S-8 filed with the Commission on July 11, 2006, File Number 333-135706 regarding 15,000,00;

•	Form S-8 filed with the Commission on June 7, 2006, File Number 333-134813 registering 3,000,000 shares of common stock;

•	Form S-8 filed with the Commission on September 24, 2004, File Number 333-119236 registering 5,000,000 shares of common stock

•	Form S-8 filed with the Commission on September 16, 2003, File Number 333-108823 registering 3,000,000 shares of common stock;

•	Form S-8 filed with the Commission on January 23, 2003, File Number 333-102691 registering 5,000,000 shares of common stock;

•	Form S-8 filed with the Commission on November 8, 2002, File Number 333- 101106 registering 3,000,000 shares of common stock;

•	Form S-8 filed with the Commission on October 28, 2002, File Number 333-100807 registering 322,312 shares of common stock; and

•	Form S-8 filed with the Commission on August 3, 2001, File Number 333-66680 registering 75,000 shares of common stock.

of our report dated June 7, 2004 with respect to the consolidated financial statements of MIV Therapeutics, Inc (the “Company”) for the year ended May 31, 2004 included in this Annual Report (Form 10-K) for the year ended May 31, 2008.

Vancouver, Canada	“MOORE STEPHENS
August 29, 2008	ELLIS FOSTER LTD.”
Chartered Accountants